Exhibit 32

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Yahoo! Inc. (the “Company”) for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Terry Semel, as Chief Executive Officer of the Company, and Susan Decker, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, respectively, that:

(1)           The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 29, 2004	By:	/s/ TERRY SEMEL
Terry Semel
Chief Executive Officer

Dated: October 29, 2004	By:	/s/ SUSAN DECKER
Susan Decker
Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Yahoo! Inc. and will be retained by Yahoo! Inc. and furnished to the Securities and Exchange Commission or its staff upon request.